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                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY


     The undersigned directors of Antigenics Inc. (the "Company"), hereby severally constitute and appoint Garo H. Armen our true and lawful attorney-in-fact, with full power to them, in any and all capacities, to sign the Company's Registration Statement on Form S-4 relating to the proposed acquisition of Aronex Pharmaceuticals, Inc. and any and all amendments (including any post-effective amendments on Form S-4, Form S-3, or Form S-8) thereto, and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

     SIGNATURE                                  DATE
     ---------                                  ----

/s/ Noubar Afeyan, Ph.D.
-------------------------------                 April 24, 2001
Noubar Afeyan, Ph.D.


/s/ Gamil de Chadarevian
-------------------------------                 April 24, 2001
Gamil de Chadarevian


/s/ Tom Dechaene
-------------------------------                 April 24, 2001
Tom Dechaene



-------------------------------                 April 24, 2001
Sanford M. Litvack


/s/ Donald Panoz
-------------------------------                 April 24, 2001
Donald Panoz


/s/ Pramod Srivastava, Ph.D.
-------------------------------                 April 24, 2001
Pramod Srivastava, Ph.D.


/s/ Martin Taylor
-------------------------------                 April 24, 2001
Martin Taylor